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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 28, 2017

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-55142	27-2838091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8335 Sunset Blvd., Suite #238, West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 337-9086

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 12, 2017, subject to regulatory approval and other financial considerations, the Board of Directors of Crimson Forest Entertainment Group, Inc., a Nevada corporation (“Crimson”), and the Board of Directors of Hannover House, Inc., a Wyoming corporation (“HHSE”), signed a Memorandum of Understanding to indicate the mutual intent to merge the operations of the two companies through a stock-for-stock swap. Based on reasonable valuations for both Crimson and HHSE, including current assets, new projects and goodwill, after approval of the merger the existing shareholders and managers of HHSE will collectively own approximately 57.1% of the combined stock, and the existing shareholders and managers of Crimson will collectively own approximately 42.9% of the combined stock. HHSE assets, including goodwill were valued at $17,029,250 and Crimson assets, including goodwill were valued at $12,870,750.

Per the terms of the Memorandum of Understanding, Crimson shall be required to promptly file all required quarterly and annual reports to restore its current trading status as a fully reporting equity. Upon the completion of these corporate compliance matters, Crimson and HHSE shall initiate the stock-for-stock swap and redemption. Based on the terms of the merger, HHSE shareholders will receive Crimson shares at a premium-to-market valuation. The effective date when the two companies expect to be operating on a defacto basis as a merged entity is May 1, 2017. Crimson and HHSE anticipate that regulatory approval of the merger shall occur shortly thereafter, and that full reporting compliance shall occur on or about May 15, 2017, after which time, HHSE shares shall be exchanged for Crimson shares at a market-to-value premium to be determined at the date of the redemption based on market pricing.

Following the merger, Crimson shall proceed with new financing for the combined entity, including presale funding for several high-profile feature films and general operating and releasing capital. Principal Officers, Directors and Managers for the combined company shall be Jonathan Lim (Chairman), Eric Parkinson (C.E.O.), Fred Shefte (President) and Tom Sims (Vice President).

In addition to seeking regulatory approval for the merger, Crimson has also applied with FINRA for approval of a new stock-trading ticker symbol, to differentiate the new (post-merger) company and operations from the prior activities of Crimson as primarily a production-oriented company.

The foregoing is a general description of the stock-for-stock swap Merger plan; it does not purport to be complete and is qualified in its entirety by reference to the Memorandum of Understanding (the “MOU”), which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this report by reference.

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A copy of the joint press release issued by Crimson Forest Entertainment Group, Inc. and Hannover House, Inc. announcing the mutual intention to merge operations into one company, and the effectiveness of the Memorandum of Understanding is attached hereto as Exhibit 2.1 and incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Merger of these two companies as described in this filing and Exhibits has not yet been approved by FINRA or other applicable regulatory authorities, including but not limited to the United States Securities and Exchange Commission (the “SEC”) and the OTC Markets (the “OTC”). Investors and security holders are urged to read both the MOU and the Long-Form Merger Agreement (the “LFMA”) that CFEG and HHSE anticipate completing and filing covering the terms as described in the MOU, and other additionally required terms and language to meet compliance requirements. CFEG and HHSE anticipate completion of the LFMA on or before May 15, 2017. Investors and security holders may obtain free copies of these statements (when available) and other materials filed with the SEC at the website maintained by the SEC at www.sec.gov, or by directing requests for such materials to the information agent for the Merger transaction, which will be named in the LFMA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Memorandum of Understanding covering the intention to merge operations, assets, current and future activities and stock of Crimson Forest Entertainment Group, Inc. with the operations, assets, current and future activities and stock of Hannover House, Inc.

2.1	Joint press release dated April 26, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON FOREST ENTERTAINMENT GROUP INC.
(Registrant)

Dated: May 1, 2017	By:	/s/ Jonathan Lim
	Name:	Jonathan Lim
	Title:	Chief Executive Officer

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